UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Compensatory Arrangements of Certain Officers.

On April 18, 2019, the Board of Directors (the “Board”) of Willdan Group, Inc. (the “Company”) approved amending and restating the Willdan Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”), subject to stockholder approval of the amendments to the 2008 Plan.  As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amendments to the 2008 Plan.

Among other things, the 2008 Plan reflects amendments to (i) increase the number of shares of the Company’s common stock (the “Common Stock”) available for award grants under the 2008 Plan by 955,000 shares, so that the new aggregate share limit for the 2008 Plan is 3,666,167 shares of Common Stock (plus shares of Common Stock subject to options granted under the Company’s 2006 Stock Incentive Plan which expire or are cancelled or terminated); (ii) increase the limit on the number of shares of Common Stock that may be delivered pursuant to “incentive stock options” under the 2008 Plan by 950,000 shares, so that the new aggregate limit for the 2008 Plan is 3, 925,000 incentive stock options; and (iii) extend the term of the 2008 Plan to April 18, 2029.

The foregoing summary of the amendments to the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07.             Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2019. At the Annual Meeting, five proposals, which are described in detail in the Company’s definitive proxy statement, dated April 26, 2019 for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the stockholders. At the Annual Meeting, stockholders (i) elected the nine director nominees named in the Proxy Statement; (ii) ratified the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2019; (iii) submitted a majority of votes cast against the Company’s named executive officer compensation, on a non-binding advisory basis; (iv) approved, on a non-binding advisory basis, a one-year frequency for future advisory votes on named executive officer compensation (the “Say-on-Pay Vote”); and (v) approved the amendment to the 2008 Plan described above.  Based on the results of the Say-on-Pay Vote, and consistent with the recommendation of the Board to the Company’s stockholders in the Proxy Statement, the Board has determined to conduct a Say-on-Pay Vote every year until the next required advisory vote on the frequency of future Say-on-Pay Votes.

The total number of shares represented by presence or by proxy was equal to 88.13% of the total shares issued and outstanding, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

i

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Board until the 2020 annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

	For	Withheld	Broker Non-Vote
Thomas D. Brisbin	7,639,410	363,033	1,802,077
Keith W. Renken	7,736,924	265,519	1,802,077
Steven A. Cohen	7,187,278	815,165	1,802,077
Robert Conway	7,696,624	305,819	1,802,077
Debra Coy	7,783,033	219,410	1,802,077
Raymond W. Holdsworth	7,712,027	290,416	1,802,077
Douglas J. McEachern	7,712,868	289,575	1,802,077
Dennis V. McGinn	7,187,008	815,435	1,802,077
Mohammad Shahidehpour	7,137,287	865,156	1,802,077

Proposal 2

Ratification of the Board’s appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2019.

For	Against	Abstain
9,634,749	166,079	3,692

Proposal 3

Approval, on a non-binding advisory basis, of the Company’s named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
3,641,555	4,017,236	343,652	1,802,077

Proposal 4

Approval, on a non-binding advisory basis, of a one-year frequency for future advisory votes on named executive officer compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
7,307,650	12,717	345,715	336,361	1,802,077

Proposal 5

Approval of the amendment to the 2008 Plan.

For	Against	Abstain	Broker Non-Vote
6,020,133	1,630,160	352,150	1,802,077

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit NumberDescription

10.1Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: June 17, 2019	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer